    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1995

                                                            REGISTRATION NO. 33-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                           ---------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------
                             THE ALPINE GROUP, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                           22-1620387
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                  1790 BROADWAY
                            NEW YORK, NEW YORK 10019
                                 (212) 757-3333

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 BRAGI F. SCHUT
                             THE ALPINE GROUP, INC.
                                  1790 BROADWAY
                            NEW YORK, NEW YORK 10019
                                 (212) 757-3333

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                            HENRY O. SMITH III, ESQ.
                      PROSKAUER ROSE GOETZ & MENDELSOHN LLP
                                  1585 BROADWAY
                            NEW YORK, NEW YORK 10036
                                 (212) 969-3000

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement has been declared effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

   If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11 (a)(1) of this form, check the following box. /X/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
    TITLE OF EACH CLASS OF        AMOUNT TO BE     PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
  SECURITIES TO BE REGISTERED      REGISTERED       OFFERING PRICE       AGGREGATE        REGISTRATION
                                                     PER UNIT (1)    OFFERING PRICE (1)       FEE
---------------------------------------------------------------------------------------------------------
Common Stock, par value          1,053,265 shares  $5.06             $5,329,521           $1,837.77
$.10 per share
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.
                           ---------------------------
   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             THE ALPINE GROUP, INC.
                              CROSS-REFERENCE SHEET

           (PURSUANT TO ITEM 501(b) OF REGULATION S-K SHOWING LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS IN FORM S-3)

                                                    CAPTION OR LOCATION
   FORM S-3 ITEM NUMBER AND CAPTION                 IN PROSPECTUS
   --------------------------------                 -------------------

 1. Forepart of the Registration Statement and
    Outside Front Cover Page of Prospectus . . . .  Outside Front Cover Page

 2. Inside Front and Outside Back Cover Pages
    of Prospectus. . . . . . . . . . . . . . . . .  Inside Front Cover Page;
                                                    Available Information;
                                                    Outside Back Cover Page

 3. Risk Factors . . . . . . . . . . . . . . . . .  Risk Factors

 4. Use of Proceeds. . . . . . . . . . . . . . . .  Use of Proceeds

 5. Determination of Offering Price. . . . . . . .  Not Applicable

 6. Dilution . . . . . . . . . . . . . . . . . . .  Not Applicable

 7. Selling Security Holders . . . . . . . . . . .  Selling Stockholders

 8. Plan of Distribution . . . . . . . . . . . . .  Plan of Distribution

 9. Description of Securities to be Registered . .  Outside Front Cover Page

10. Interests of Named Experts and Counsel . . . .  Not Applicable

11. Material Changes . . . . . . . . . . . . . . .  Not Applicable

12. Incorporation of Certain Information by
    Reference. . . . . . . . . . . . . . . . . . .  Incorporation of Certain
                                                    Documents by Reference;
                                                    Available Information
13. Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities. . . . . . . . . . . . . . . . . .  Not Applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  Subject to Completion, Dated October 30, 1995


PROSPECTUS

                                1,053,265 SHARES


                             THE ALPINE GROUP, INC.

                     COMMON STOCK, PAR VALUE $.10 PER SHARE


   The shares of Common Stock, par value $.10 per share (the "Common Stock"), of The Alpine Group, Inc., a Delaware corporation ("Alpine" or the "Company", offered hereby are being sold by certain selling stockholders (the "Selling Stockholders"). The Company will not receive any portion of the proceeds from the sale of the shares being offered hereby. The Selling Stockholders directly, or through agents designated from time to time, may sell from time to time all or part of the Common Stock in amounts and on terms to be determined at the time of sale. The Selling Stockholders will pay or assume any sales or brokerage commissions applicable to such transactions and their attorneys' fees and disbursements in respect thereof. The Company will pay all expenses incident to the registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"). The Selling Stockholders and brokers who execute orders on their behalf may be deemed underwriters as that term is used in Section 2(11) of the Securities Act, and a portion of the proceeds of sales and commissions therefor may be deemed underwriting compensation for purposes of the Securities Act.

   PURCHASE OF THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK, SEE "RISK FACTORS" WHICH COMMENCES ON PAGE 4.

                     ---------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    ----------------------------------------



                The date of this Prospectus is October __, 1995.

                              AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Room 3190, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

       The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules filed as a part thereof, as permitted by the Rules and Regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement, including the exhibits and schedules filed as a part thereof. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made for a full statement of the provisions thereof. The Registration Statement, including the exhibits and schedules filed as a part thereof, may be inspected without charge at the public reference facilities maintained by the Commission as set forth in the preceding paragraph. Copies of these documents may be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

       The Common Stock is listed on the American Stock Exchange. Reports, proxy statements, information statements, and other information concerning the Company can be inspected at the American Stock Exchange.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents heretofore filed with the Commission are hereby incorporated by reference in this Prospectus:

       1. The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1995, as amended by the Company's Annual Report on Form 10-K/A, dated August 29, 1995, and the Company's Annual Report on Form 10-K/A-2, dated October 10, 1995 (the "Form 10-K").

       2. The Company's Current Report on Form 8-K, as filed with the Commission on May 26, 1995, as amended by the Company's Current Report on Form 8-K/A, dated July 25, 1995, and the Company's Current Report on Form 8-K/A-2, dated October 10, 1995.

       3. The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1995, as amended by the Company's Quarterly Report on Form 10-Q/A, dated September 19, 1995 and the Company's Quarterly Report on Form 10-Q/A-2, dated October 10, 1995.

       4. The Company's Current Report on Form 8-K, as filed with the Commission on October 30, 1995.

       All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which are not included herewith, other than exhibits to such documents. Requests for such copies should be directed to the Secretary of the Company, The Alpine Group, Inc., 1790 Broadway, New York, New York 10019, telephone number
(212) 757-3333.

                                  RISK FACTORS

       A PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION CONTAINED IN THIS PROSPECTUS AND, IN PARTICULAR, THE FOLLOWING IN DECIDING WHETHER TO PURCHASE SHARES OF COMMON STOCK.

SUBSTANTIAL LEVERAGE

       Alpine's businesses are capital intensive and Alpine has incurred or assumed substantial indebtedness. In the ordinary course of business, Alpine has incurred and will continue to incur additional indebtedness to fund seasonal increases in its receivables and inventories and the other requirements of its businesses. Alpine may incur additional debt in the future. Alpine's ability to borrow under its existing credit agreement will be dependent upon, among other things, its ability to maintain a sufficient level of receivables and inventories. If Alpine is unable to borrow sufficient funds under its existing credit agreement to finance its business and working capital needs, its business may be substantially and adversely affected.

       The degree to which Alpine is leveraged could have important consequences to holders of the Common Stock, including the following: (i) Alpine's ability to obtain financing in the future for working capital, capital expenditures and general corporate purposes may be impaired; (ii) a substantial portion of Alpine's cash flow from operations will be required to be dedicated to the payment of interest on its indebtedness; and (iii) a high degree of leverage may make Alpine more vulnerable to economic downturns and may limit its ability to withstand competitive pressures.

       Alpine believes that, based upon current levels of operations, it will be able to meet its debt service obligations. If, however, Alpine cannot generate sufficient cash flow from operations to meet its obligations, then Alpine may be required to refinance its debt, raise additional capital or take other actions such as reducing its level of capital expenditures. There can be no assurance, however, that any of such actions could be effected on satisfactory terms or would be permitted by the terms of Alpine's credit arrangements.

HISTORY OF LOSSES AND ACCUMULATED DEFICIT

       Alpine has incurred losses from continuing operations in each of the past five fiscal years ended April 30, 1995. There can be no assurance that Alpine will attain profitable operations.

TECHNOLOGICAL OBSOLESCENCE

       The commercial development of fiber optics has had, and is expected to continue to have, an effect on Alpine's copper wire and cable business. Fiber optic technology has had a major impact on certain components of the telephone network where its utilization is cost-effective. Optical fiber is currently the transmission medium of choice of the telephone companies for trunking applications and in the long distance network. To a lesser degree, optical fiber cable has been deployed in certain high-density feeder applications between telephone central offices or remote locations and major distribution points, which has further reduced the total market for products manufactured by Alpine. In the local loop portion of the telephone network, copper wire has remained the most widely used medium for telephone voice transmission. However, some telephone companies are exploring the provision of video entertainment or other new services. As a result, the telephone companies are evaluating (and in isolated cases installing on a test basis) alternative technologies for providing such services, including coaxial and optical fiber cable. Because this area is undergoing rapid and intense technological change, it is not possible at this time to predict the impact that these developments may have on the total demand for copper wire in the local loop. A relatively small decline in the level of purchases of copper telephone wire and cable by the Regional Bell Operating Companies (the "RBOCs") and other telephone companies could have a disproportionate adverse effect on the copper wire and cable industry, including Alpine.

DEPENDENCE ON SIGNIFICANT CUSTOMERS

       A significant amount of Alpine's business is dependent upon a limited number of customers. Alpine's wire and cable business is dependent on the RBOCs and other major independent telephone holding companies. Therefore, a relatively small decline in the level of purchases of copper telephone wire and cable by the RBOCs and other telephone companies could have a disproportionately adverse effect on the copper wire and cable industry, including Alpine. Alpine's electronics and data communications business remains materially dependent upon U.S. military and government sales. Adverse conditions affecting the industries in which Alpine's customers are engaged or the loss of any of these significant customers could materially adversely affect Alpine's results of operations, liquidity and financial condition.


CHANGING REGULATORY FRAMEWORK

       The U.S. Congress is currently considering fundamental changes in the regulation of the telecommunications industry. It is not possible at this time to predict the impact that the potential change in the regulatory framework may have on the total demand for copper wire in the local loop.


CYCLICAL NATURE OF BUSINESSES

       Alpine's products are supplied primarily to customers in industries that are particularly sensitive to fluctuations in the general business cycles of the United States and world economies. Demand for copper telephone wire and cable is dependent on several factors, including the rate at which new lines are installed in homes and businesses, which is in turn partially dependent on the level of new construction; the level of spending for highways, bridges and other parts of the infrastructure, which often necessitates installation of new telephone cables; and the level of general maintenance spending by telephone companies. The U.S. steel industry, which accounts for a majority of the net sales in Alpine's refractories business, is a cyclical business characterized at times by excess capacity and intense competition. There can be no assurance that there will be any future improvement in U.S. steel industry earnings.

       Additionally, other technologies such as microwave, satellite and cellular transmission have had, and will continue to have, an impact on the market for copper wire and cable telecommunications products. In addition, there can be no assurance that other, newly-developed technologies will not have an adverse impact on the market for copper wire and cable telecommunications products.

RAW MATERIALS

       The principal raw materials used by Alpine in the manufacture of its wire and cable products are copper, aluminum, bronze and plastics such as polyethylene and polyvinyl chloride. These raw materials are available from several sources and Alpine has not experienced any shortages of these raw materials in the recent past. However, the production of unshielded twisted pair wire products ("UTP"), which are performance-enhanced copper wire products used inside buildings for high speed data communications in computer networks, is dependent upon teflon, which is currently manufactured by only two producers and is in short supply. As a result, Alpine has had to limit its production of UTP. However, one of those producers has indicated that it intends to increase its production capacity. From time to time, particular plastics have been difficult to obtain, but in recent years none of these shortages has required Alpine to limit production. The inability of Alpine to obtain sufficient quantities of raw materials may adversely affect its operating results. See "Business -- Copper Wire and Cable Business -- Raw Materials" in the Form 10-K.

COMPETITION

       Alpine operates in industries which are highly competitive. In each of Alpine's business areas, there are competitors which are larger and/or have greater financial resources than Alpine. There can be no assurance that Alpine will be able to continue to compete successfully or that such competition will not have a material adverse effect on Alpine's business or financial results.

ENVIRONMENTAL MATTERS

       Alpine's operations are subject to numerous federal, state and local laws and regulations relating to the storage, handling, emission, transportation and discharge of hazardous materials and waste products.

       The operations of Alpine have resulted in releases of hazardous substances at sites currently or formerly owned or operated by Alpine, its subsidiaries or their respective predecessors in interest. Investigatory and remedial activities are presently being undertaken at four of these sites under the oversight of state governmental authorities. In addition, Alpine is in the process of litigating its status as a potentially responsible party in one Superfund action. Such environmental obligations have not had a material adverse effect on Alpine's business or financial results to date. At July 31, 1995 Alpine has accrued $0.7 million representing the estimated costs of completing such obligations. There can be no assurance that the actual costs associated with environmental liabilities will not exceed the amounts presently estimated or that additional sites will not require investigation or remediation in the future and will not have a material adverse effect on Alpine. See "Business -- Environmental Matters" and "-- Legal Proceedings" in the Form 10-K.

ABSENCE OF CASH DIVIDENDS

       Alpine has never paid cash dividends on the Common Stock and does not anticipate paying cash dividends on the Common Stock in the foreseeable future. In addition, payment of dividends on Alpine's Preferred Stock will reduce the amount of funds which might otherwise be available for the payment of dividends on the Common Stock. Furthermore, because Alpine is a holding company and all of its operations are, and will be, conducted through its subsidiaries, Alpine's ability to pay dividends on the Common Stock will be dependent upon the earnings of Alpine's subsidiaries and the distribution of earnings or other payment of funds by such subsidiaries to Alpine.

                                 USE OF PROCEEDS


       All of the shares of Common Stock offered hereby are being sold by the Selling Stockholders. The Company will not receive any of the proceeds from such sale.


                              SELLING STOCKHOLDERS

       The following table sets forth: (i) the name of each Selling Stockholder;
(ii) the number of shares of Common Stock owned by each Selling Stockholder prior to the offering; (iii) the number of shares of Common Stock to be offered hereby for each Selling Stockholder's account; and (iv) the number of shares of Common Stock to be owned by each Selling Stockholder after the offering assuming all shares offered hereby are sold.



                                                 Beneficial Ownership of            Shares of            Beneficial Ownership of
                                                  Common Stock Before            Common Stock to         Common Stock After the
    Selling Stockholder                              the Offering                be Offered Hereby               Offering
--------------------------------------------     -----------------------------   -----------------     -----------------------------
                                                                Percent of                                                Percent of
                                                                Outstanding                                              Outstanding
                                                  Shares          Shares                                   Shares          Shares
                                                  ------        --------------                             ------        -----------
Hermes Capital Management, Ltd. . . . . . .     1,424,231(1)        8.0%(1)            315,789           1,108,442           6.3%

Oregon Equity Fund. . . . . . . . . . . . .       737,476           4.2%               737,476              -0-              -0-%
                                                                                       -------
          Total  . . . . .                                                           1,053,265
                                                                                     ---------
                                                                                     ---------
          (1) Does not include 1,032,000 shares of Common Stock currently valuable upon conversion of shares of the Comopany's 8%
              Cumulative Convertible Senior Preferred Stock, par value $1.00 per share.



                              PLAN OF DISTRIBUTION

       The Selling Stockholders have advised Alpine that they propose that the Common Stock to be offered hereby be offered for sale and sold or distributed, from time to time, by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest in block trading or in negotiated transactions, through customary brokerage channels, broker-dealers acting as agents or brokers for the Selling Stockholders or acting as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices or otherwise, or by a combination of such methods.

       The Selling Stockholders and any brokers, dealers or agents that participate in the distribution of the Common Stock offered hereby may be deemed to be underwriters, and any profit on the sale of the Common Stock offered hereby by them and any commissions or markdowns received by any such brokers, dealers and agents may be deemed to be underwriting discounts and commissions under the Securities Act.

       In order to comply with certain state securities laws, if applicable, the shares of Common Stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock offered hereby may not be sold unless it has been registered or qualifies for sale in such state or an exemption from registration or qualification is available and is complied with.

       There can be no assurance that the Selling Stockholders will sell all or any of the shares of Common Stock offered by them hereunder.


                                  LEGAL MATTERS

       Certain legal matters in connection with the validity of the shares of Common Stock offered hereby are being passed upon by Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036.


                                     EXPERTS

       The consolidated financial statements of Alpine as of April 30, 1994 and 1995 and for each of the three fiscal years in the period ended April 30, 1995, the combined financial statements of Alcatel NA Cable Systems, Inc. and Alcatel Canada Wine, Inc. (the "Alcatel Business") as of December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994, which are incorporated by reference, and the consolidated financial statements of Adience, Inc. ("Adience") as of December 31, 1994 and for the year then ended, which are incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto. These financial statements are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

       The pre-emergence consolidated financial statements of Adience for the year ended December 31, 1992 and for the six months ended June 30, 1993, and the post-emergence consolidated financial statements of Adience as of and for the six months ended December 31, 1993 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The post-emergence report includes an explanatory paragraph regarding substantial doubt about Adience's ability to continue as a going concern. Both the post- and the pre-emergence reports include an informative paragraph regarding consummation of Adience's Plan of Reorganization and adoption of the American Institute of Certified Public Accountants' Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code."

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
       No dealer, salesperson or any other individual has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Alpine. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.


                          ____________________________


                                TABLE OF CONTENTS


                                                                        Page
                                                                        ----
Available Information. . . . . . . . . . . . . . . . . . . . . . . . .    2
Incorporation of Certain Documents
 by Reference. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . . .    8
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . .    8
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                1,053,265 SHARES







                             THE ALPINE GROUP, INC.




                                  COMMON STOCK









                      _____________________________________

                                   PROSPECTUS
                      _____________________________________











                                October ___, 1995

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     Part II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The following is an itemized list of expenses (all but the registration fee are estimates) of the Company in connection with the issuance and sale of the Common Stock being registered. The Selling Stockholders will pay or assume any sales or brokerage commissions applicable to such transactions and their attorneys' fees and disbursements in respect thereof. The Company will pay all other expenses incidental to the registration of the Common Stock under the Securities Act.

Registration fee and expenses. . . . . . . .  $ 1,837.77

Legal fees and expenses. . . . . . . . . . .  $15,000

Accounting fees and expenses . . . . . . . .  $ 5,000

Miscellaneous. . . . . . . . . . . . . . . .  $11,000

   Total                                                    $22,837.77
                                                            ----------
                                                            ----------

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The General Corporation Law of the State of Delaware permits corporations incorporated under the law of the State of Delaware (such as Alpine) and its stockholders to limit directors' exposure to liability for certain breaches of the directors' fiduciary duty, either in a suit on behalf of such corporation or in an action by stockholders of such corporation.

       Alpine's Certificate of Incorporation eliminates the liability of directors to stockholders or Alpine for monetary damages arising out of the directors' breach of their fiduciary duty of care. Alpine's By-laws authorize Alpine to indemnify its directors, officers, incorporators, employees and agents with respect to certain costs, expenses and amounts incurred in connection with an action, suit or proceeding by reason of the fact that such person was serving as a director, officer, incorporator, employee or agent of Alpine. In addition, Alpine's By-Laws permit Alpine to provide additional indemnification rights to its officers and directors and to indemnify them to the greatest extent possible under the Delaware General Corporation Law.

       Alpine maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of Alpine for certain liabilities, including certain liabilities which may arise out of this Registration Statement.

Item 16.  Exhibits

Exhibit
Number                   Description
-------                  -----------

4(a) Indenture, dated as of October 31, 1989, between Alpine and IBJ Schroder Bank & Trust Company ("IBJ"), as trustee, relating to the Convertible Secured Senior Subordinated Notes due July 31, 1996, of Alpine (incorporated herein by reference to Exhibit 4(d) to the 1995 10-K)

4(b) First Supplemental Indenture to the above Indenture, dated as of March 28, 1991, between Alpine and IBJ, as trustee (incorporated herein by reference to Exhibit 4 to the Current Report on Form 8-K of Alpine dated April 10, 1991 (the "April 1991 8-K"))

4(c) Second Supplemental Indenture to the above Indenture, dated as of April 10, 1992, between Alpine and IBJ, as trustee (incorporated herein by reference to Exhibit 4(f) to the 1992 10-K)

4(d) Indenture, dated as of June 30, 1993, between Adience, Inc. ("Adience") and IBJ, as trustee (incorporated herein by reference to Registration Statement No. 33-72024 of Adience

4(e) Supplemental Indenture, dated as of July 21, 1995, to Indenture by and between Adience and IBJ dated as of June 30, 1995 (incorporated herein by reference to Exhibit 10(cc) to the 1995 10-K)

4(f) Indenture, dated as of July 15, 1995, by and among Alpine, Adience, Superior Telecommunications, Inc., Superior Cable Corporation and Marine Midland Bank ("Marine Midland"), as trustee (incorporated herein by reference to Exhibit 10(ee) to the 1995 10-K)

4(g) Registration Rights Agreement, dated as of July 21, 1995, by and among Alpine, Adience, Superior Telecommunications, Inc., Superior Cable Corporation, Merrill Lynch Co., Nomura Securities International, Inc. and First Albany Corporation (incorporated herein by reference to Exhibit 4(j) to the Registration Statement on Form S-4 (Registration No. 33-61911) of Alpine)

4(h) Form of 12 1/4% Series B Senior Secured Notes due 2003 of Alpine (incorporated herein by reference to Exhibit 4(k) to the Registration Statement on Form S-4 (Registration No. 33-61911) of Alpine)

4(i) Form of 12 1/4% Senior Secured Notes due 2003 of Alpine (incorporated by reference to Exhibit 4(l) to the Registration Statement on Form S-4 (Registration No. 33-61911) of Alpine)

5* Opinion of Proskauer Rose Goetz & Mendelsohn LLP re: validity of securities

23(a)*   Consent of Arthur Andersen LLP (Alpine)

23(b)*   Consent of Price Waterhouse LLP (Adience)

23(c)* Consent of Proskauer Rose Goetz & Mendelsohn LLP (contained in opinion filed as Exhibit 5)

24*      Power of Attorney

27 Financial Data Schedule (incorporated herein by reference to Exhibit 27 to the 1995 10-K)

__________________
*   Filed herewith

Item 17.       Undertakings

       The Company hereby undertakes:

       (1) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

       (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

       Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of October, 1995.

                                   THE ALPINE GROUP, INC.


                                   By:  /s/ Steven S. Elbaum
                                        ------------------------------
                                        Steven S. Elbaum
                                        Chairman and Chief
                                        Executive Officer


                        SIGNATURES AND POWER OF ATTORNEY

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Each director and officer whose signature appears below hereby constitutes and appoints Steven S. Elbaum and Bragi F. Schut, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Signature                     Title                    Date
---------                     -----                    ----

                              Chairman of the Board
                              and Chief Executive
/s/ Steven S. Elbaum          Officer (principal
---------------------         executive officer)       October  30, 1995
Steven S. Elbaum

                              Vice President and
                              Chief Financial Officer
/s/ David S. Aldridge         (principal financial
---------------------         and accounting officer)  October 30, 1995
David S. Aldridge

/s/ James R. Kanely
-------------------------     Director                 October 30, 1995
James R. Kanely

/s/ Randolph Harrison
-------------------------     Director                 October 30, 1995
Randolph Harrison

/s/ John C. Jansing
-------------------------     Director                 October 30, 1995
John C. Jansing

/s/ Ernest C. Janson, Jr.
-------------------------     Director                 October 30, 1995
Ernest C. Janson, Jr.

/s/ Bragi F. Schut
-------------------------     Director                 October 30 , 1995
Bragi F. Schut

/s/ Kenneth G. Byers
-------------------------     Director                 October 30, 1995
Kenneth G. Byers, Jr.

/s/ Gene E. Lewis
-------------------------     Director                 October 30, 1995
Gene E. Lewis